                                  [LETTERHEAD]



Our Ref                           001042.0798                      17 April 2003





RE:  MDP ACQUISITIONS PLC - REGISTRATION STATEMENT


Dear Sirs

We hereby consent to the inclusion of our firm name and references to it under the section "Service of Process and Enforcement of Civil Liabilities" in the registration statement on Form F-4 of MDP Acquisitions plc (the "Issuer") and any amendments thereto, filed with the Securities and Exchange Commission for the registration of the Issuer's senior exchange notes due 2012.

Yours faithfully

/s/ William Fry
----------------
WILLIAM FRY
Solicitors